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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported):  July 1, 1995



                          MIDAMERICAN ENERGY COMPANY
                          --------------------------
            (Exact name of registrant as specified in its charter)



     IOWA               1-11505         42-1425214
   --------------     -----------     -------------
  (State or other     (Commission     (IRS Employer
  jurisdiction of     File Number)  Identification No.)
   incorporation)



     666 GRAND AVENUE, P.O. BOX 9244 DES MOINES, IOWA    50306-9244
     ------------------------------------------------    ----------
        (Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code: 515/242-4300
                                                    ------------



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On July 1, 1995, Midwest Resources Inc., an Iowa corporation ("Midwest Resources"), Midwest Power Systems Inc., an Iowa corporation ("Midwest Power"), and Iowa-Illinois Gas and Electric Company, an Illinois corporation ("Iowa-Illinois"), merged with and into MidAmerican Energy Company, an Iowa corporation ("MidAmerican Energy"), with the result that the common shareholders of Midwest Resources and Iowa-Illinois became the common shareholders of MidAmerican Energy and the preferred shareholders of Midwest Power and the preference shareholders of Iowa-Illinois became the preferred shareholders of MidAmerican Energy. Pursuant to the merger, each of the outstanding shares of common stock of Midwest Resources was converted into one share of MidAmerican Energy common stock, no par value, each of the outstanding shares of preferred stock of Midwest Power was converted into one share of MidAmerican Energy preferred stock, no par value, each of the outstanding shares of preference stock of Iowa-Illinois was converted into one share of MidAmerican Energy preferred stock, no par value, and each of the outstanding shares of common stock of Iowa-Illinois was converted into
1.47 shares of MidAmerican Energy common stock, no par value. The aggregate market value of the shares of common stock of Midwest Resources and Iowa-Illinois converted in the Merger totaled approximately $1.2 billion and the aggregate market value of the shares of preferred stock of Midwest Power and the preference stock of Iowa-Illinois converted in the Merger totaled approximately $140 million.

     As a result of the Merger, MidAmerican Energy, a utility operating company, owns all of the issued and outstanding capital stock of Midwest Capital Group, Inc., under which its business development activities are conducted, and InterCoast Energy Company, under which its nonregulated businesses operate. The combined operations of MidAmerican Energy represent a total annual revenue of approximately $1.7 billion and total assets of approximately $4.4 billion.

A copy of the news release with respect to such transaction is attached as an exhibit to this report.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS:

Financial Statements:

     The following documents, previously filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, are hereby incorporated by reference:

     1. Iowa-Illinois Gas and Electric Company's Annual Report on Form 10-K for the year ended December 31, 1994 (File No. 1-3573).

     2. Iowa-Illinois Gas and Electric Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 (File No. 1-3573).

     3. Midwest Resources Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994 (File No. 1-10654).

     4. Midwest Resources Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 (File No. 1-10654).

     5. Midwest Power Systems Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994 (File No. 1-12582).

     6. Midwest Power Systems Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 (File No. 1-12582).

Unaudited Pro Forma Combined Financial Statements:

     The unaudited pro forma financial information incorporated by reference herein combines the historical consolidated balance sheets and statements of income of Iowa-Illinois, Midwest Resources and Midwest Power after giving effect to the merger. Midwest Power balance sheets and statements of income are fully consolidated with Midwest Resources and thus are not shown separately. The unaudited proforma consolidated balance sheets give effect to the merger under the pooling of interests accounting method as if the merger had occurred on the balance sheet date. The unaudited pro forma combined statements of income give effect to the merger under the pooling of interests accounting method as if it had occurred at the beginning of each respective period. These statements are prepared on the basis of accounting for the merger as a pooling of interests and are based on the assumptions set forth in the notes thereto.

     The pro forma financial information incorporated by reference herein has been prepared from, and should be read in conjunction with, the historical consolidated financial statements and related notes thereto of Iowa-Illinois, Midwest Resources and Midwest Power, that are contained in their respective Annual Reports on Form 10-K which are incorporated by reference herein. The following information is not necessarily indicative of the financial position or operating results that would have occurred had the merger been consummated on the date, or at the beginning of the periods, for which the merger is being given effect, nor is it necessarily indicative of future operating results or financial position.


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(C)  EXHIBITS.

Exhibit Number      Exhibit
- --------------      -------

23        Consent of Deloitte & Touche LLP

99.1      News Release of MidAmerican Energy Company dated as of July 1, 1995

99.2      Unaudited Pro Forma Combined Financial Statements

99.3      Supplemental Consolidated Financial Statements

99.4      Supplemental Consolidated Quarterly Financial Statements


                                        3

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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        MIDAMERICAN ENERGY COMPANY


                                               Paul J. Leighton
                                        --------------------------
                                        Paul J. Leighton
                                        Vice President and Secretary



July 3, 1995


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                                  EXHIBIT INDEX



EXHIBIT NO.         DESCRIPTION

     23             Consent of Deloitte & Touche LLP

     99.1           News Release of MidAmerican Energy Company dated as of
                    July 1, 1995

     99.2           Unaudited Pro Forma Combined Financial Statements

     99.3           Supplemental Consolidated Financial Statements

     99.4           Supplemental Conslidated Quarterly Financial Statements